Exhibit 99.1

For Immediate Release	Contact:	Denise Bernstein (800) 600-6422, ext.6451

FREEDOM TAX CREDIT PLUS L.P.

ANNOUNCES DISTRIBUTION

New York, New York, March 5, 2007– Freedom Tax Credit Plus L.P. (“Partnership”) today announced that the Partnership will make a distribution of $95 per unit of investment, representing net proceeds from the sale of assets that occurred in 2006, to BAC holders of record on December 31, 2006. This distribution is anticipated to be mailed with the 2006 Schedule K-1 Form during the second half of March 2007.

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Certain statements in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in Freedom Tax Credit Plus L.P.’s Quarterly Report on Form 10-Q for the period ended December 31, 2006, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Freedom Tax Credit Plus L.P. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Freedom Tax Credit Plus L.P.’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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